SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MECHANICAL TECHNOLOGY, INCORPORATED
(Name of Registrant as Specified In Its Charter)

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MECHANICAL TECHNOLOGY, INCORPORATED
325 WASHINGTON AVENUE EXTENSION
ALBANY, NEW YORK 12205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Mechanical Technology, Incorporated:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Mechanical Technology, Incorporated, a New York corporation (the “Company”), will be held on Wednesday, June 6, 2018, at 10:00 a.m., local time, at 4 Pine West Plaza, Albany, New York 12205, for the following purposes:

1.       To elect two directors to serve for a three-year term ending at the Company’s annual meeting of stockholders to be held in 2021 and until each such director’s successor is duly elected and qualified.

2.       To approve an advisory non-binding proposal to approve the compensation of our named executive officers.

3.       To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on April 11, 2018 as the record date for determining stockholders entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors recommends that you vote in favor of the proposal for the election of the nominees as directors of the Company and the advisory proposal to approve the named executive officer compensation.

In the event that there are insufficient shares to be voted in favor of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,
/s/ FREDERICK W. JONES
Frederick W. Jones
Chief Executive Officer, Chief Financial Officer and Secretary

Albany, New York
April 20, 2018

Your vote is important. Whether or not you intend to be present at the meeting, please mark, sign, and date the enclosed proxy and return it in the enclosed envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 6, 2018: The proxy statement and annual report to stockholders are available at:

http://www.astproxyportal.com/ast/15895/

MECHANICAL TECHNOLOGY, INCORPORATED
325 WASHINGTON AVENUE EXTENSION
ALBANY, NEW YORK 12205

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Mechanical Technology, Incorporated, a New York corporation (referred to in this Proxy Statement as the “Company,” “we,” “us” or “MTI”), to be voted at the 2018 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 6, 2018 at 10:00 a.m., local time, at 4 Pine West Plaza, Albany, New York 12205.

Record Date and Voting Securities

The Notice of Annual Meeting, Proxy Statement and proxy card (the “Proxy Card”) are first being mailed to stockholders of the Company on or about April 20, 2018 in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on April 11, 2018 as the date of record (the “Record Date”) for the determination of stockholders entitled to notice of, and entitled to vote at, the Annual Meeting. Only holders of record of our common stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 9,369,177 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held as of the Record Date with respect to each matter submitted to the stockholders at the Annual Meeting.

Proxies

The Board is soliciting a proxy in the form of Proxy Card accompanying this Proxy Statement for use at the Annual Meeting, and will not vote such proxy at any other meeting. Rick Jones is the person named as proxy on the Proxy Card accompanying this Proxy Statement, who has been selected by the Board to serve in such capacity. Mr. Jones is the Chief Executive Officer, Chief Financial Officer and Secretary of the Company.

Voting of Proxies

Because many of our stockholders are unable to attend the Annual Meeting, the Board solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting, as set forth in this Proxy Statement. Stockholders are urged to read the material in this Proxy Statement carefully, specify their choice on each matter by marking the appropriate box on the enclosed Proxy Card and then sign, date, and return the Proxy Card in the enclosed, stamped envelope.

The shares represented by each Proxy Card that is: (a) executed properly; (b) received by us prior to or at the Annual Meeting; and (c) not properly revoked by the stockholder pursuant to the instructions below, will be voted in accordance with the directions specified on the Proxy Card, and otherwise in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the Proxy Card is properly signed and returned, the shares represented thereby will be voted by the person named as proxy in accordance with the recommendations of the Board contained in this Proxy Statement.

Our Board knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the person named as proxy will have discretionary authority to vote the shares represented by the accompanying Proxy Card, if properly returned and executed, in accordance with his own judgment.

Revocation of Proxies

Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when our Secretary receives either: (i) an instrument revoking the proxy; or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.  Please note that the presence of a stockholder at the Annual Meeting alone will not automatically revoke such stockholder’s proxy.

Subject to the terms and conditions set forth herein, all proxies received by us will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless at or prior to the Annual Meeting we receive a written notice of revocation signed by the person who, as of the Record Date, was the registered holder of such shares. The notice of revocation must indicate the certificate number(s) and number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

Quorum and Method of Tabulation

The presence, in person or by proxy, of holders of thirty-three and one-third percent (33 1/3%) of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes is necessary to elect the nominees as directors of MTI, as set forth in Proposal No. 1. In other words, the nominees to receive the greatest number of votes cast, up to the number of nominees up for election, will be elected. Each of the other matters submitted for stockholder approval at the Annual Meeting will be decided by majority vote of holders of the shares present, in person or by proxy, at the Annual Meeting and cast either in favor or against such matter.

One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not cast for purposes of determining the approval of any matter submitted to stockholders for a vote. As abstentions are not included in calculating votes cast with respect to Proposal 2, abstentions will have no effect on the outcome of Proposal 2.

Many of our shares of Common Stock are held in “street name,” meaning that a depository, broker-dealer or other financial institution holds the shares in its name, but such shares are beneficially owned by another person.  If your shares are held in street name, you should receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted at the Annual meeting.  Generally, a street name holder that is a broker must receive direction from the beneficial owner of the shares to vote on issues other than certain limited routine, uncontested matters. In the case of non-routine or contested items, the brokerage institution holding street name shares cannot vote the shares if it has not received voting instructions from the beneficial holder thereof.  A broker “non-vote” occurs when a proxy is received from a broker but the shares represented by such proxy are not voted on a particular matter because the broker has not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker does not have discretionary power to vote the shares.  Since there are no routine items to be voted on at the Annual Meeting, nominee record holders of the Common Stock that do not receive voting instructions from the beneficial owners of such shares will not be able to return a Proxy Card with respect to such shares; as a result, we do not expect to have any broker non-votes with respect to the matters to be voted on at the Annual Meeting, and such shares will not be considered present at the Annual Meeting and will not count towards the satisfaction of a quorum.

If your shares are held of record by a person or institution other than a broker, whether such nominee can exercise discretionary authority to vote your shares on any matter at the Annual Meeting in the absence of instructions from you will depend on your individual arrangement with that nominee record holder, in particular, whether you have granted such record holder discretionary authority to vote your shares. In the absence of an arrangement with your record holder granting such discretionary authority, your record holder nominee will not have discretionary authority to vote your shares on any matter at the Annual Meeting in the absence of specific voting instructions from you.

IF YOU HOLD YOUR SHARES IN A BROKERAGE ACCOUNT OR IF YOUR SHARES ARE HELD BY A BANK OR OTHER NOMINEE (THAT IS, IN STREET NAME), YOU MUST PROVIDE VOTING INSTRUCTIONS TO THE RECORD HOLDER OF YOUR SHARES IN ORDER FOR YOUR SHARES TO BE VOTED ON ANY PROPOSAL AT THE ANNUAL MEETING, UNLESS YOUR SHARES ARE HELD OF RECORD BY A BANK OR OTHER NON-BROKER NOMINEE AND YOU HAVE AN ARRANGEMENT WITH THE NOMINEE GRANTING SUCH NOMINEE DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES.  PLEASE FOLLOW THE VOTING INSTRUCTIONS PROVIDED BY YOUR BANK, BROKER OR OTHER NOMINEE.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or annual report to stockholders may have been sent to multiple stockholders who share an address unless we have received instructions to the contrary. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to: Mechanical Technology, Incorporated, ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 218-2550. Any stockholder who would like to receive separate copies of our annual proxy statement and/or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household in the future, should contact their bank, broker, or other nominee record holder, or us directly at the address, e-mail address or phone number listed above.

Proxy Solicitation Expense

We do not anticipate engaging a paid proxy solicitor to assist with the solicitation of proxies for the Annual Meeting. In addition to solicitation by mailing of this Proxy Statement, our directors, officers, and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, facsimile or email. We have retained Broadridge Financial Solutions, Inc. to request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. We do not anticipate that the costs and expenses incurred in connection with this proxy solicitation, which will be paid by the Company, will materially exceed those normally expended for a proxy solicitation for routine matters to be voted on at an annual meeting of our stockholders.

PROPOSAL No. 1

ELECTION OF DIRECTORS

We currently have six directors on the Board. At the Annual Meeting, two directors are to be elected to hold office until the expiration of their term and until a qualified successor shall be elected and qualified. The directors serve staggered three-year terms.

Listed below are the directors nominated for election at the Annual Meeting.

Name	Position with the Company	Age	Director Since	Term Expiring
Edward R. Hirshfield	Director	46	2016	2021

William P. Phelan	Director	61	2017	2021

The Board has nominated Edward R. Hirshfield and William P. Phelan to each serve a three-year term, expiring at the 2021 annual meeting of stockholders. Edward R. Hirshfield is completing his one-year term and William P. Phelan is completing his final year of his three-year term, expiring at the Annual Meeting.

All of our directors bring to the Board significant leadership experience derived from their professional experience and service as executives or board members of other corporations. The process undertaken by the governance and nominating committee in recommending qualified director candidates is described below under “Board of Directors Meetings and Committees – Governance and Nominating Committee.”  Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the paragraphs under “Information about Our Directors.”

Vote Required for Approval

The affirmative vote of the plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required to elect the nominated directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

Information about Our Directors

Set forth below is certain information regarding the directors of the Company, including the nominees for election at the Annual Meeting.

Name	Age	Director Since
Nominees for a Term Expiring in 2021
Edward R. Hirshfield (1)	46	2016
William P. Phelan (1) (2) (3)	61	2004

Terms Expiring in 2019
Matthew E. Lipman (2) (3)	39	2016
David C. Michaels (2) (3)	62	2013

Terms Expiring in 2020
Thomas J. Marusak (1)	67	2004
Michael Toporek	53	2016

(1) Member of the Compensation Committee during calendar 2017.
(2) Member of the Audit Committee during calendar 2017.
(3) Member of the Governance and Nominating Committee during calendar 2017.

The Board has determined that Messrs. Hirshfield, Marusak, Michaels and Phelan are “independent directors,” as defined by the listing standards of The Nasdaq Stock Market LLC.

Edward R. Hirshfield has served as a director since October 2016. In 2018, Mr. Hirshfield joined the restructuring group at B Riley FBR, Inc. where he advises stressed and distressed companies and their constituencies. From 2015 until 2018, Mr. Hirshfield served as a partner at Steppingstone Group, LLC, a special situations private equity fund located in New York. Mr. Hirshfield’s responsibilities in this role included business development activities, conducting extensive credit analysis on target companies, as well as portfolio management. Mr. Hirshfield began his career as a loan officer at CIT Group Inc. and then became a restructuring advisor at a boutique investment bank, CDG Group. In 2003, Mr. Hirshfield moved over to the buy side and joined Longacre Fund Management, LLC, a $2.5 billion distressed debt fund. Mr. Hirshfield continued as a distressed investor at Del Mar Asset Management, LP, Ramius LLC and most recently CRG, LLC from 2012 through 2014. At CRG, LLC, Mr. Hirshfield was responsible for identifying and managing investments in distressed situations and conducting extensive research on potential investments. Mr. Hirshfield has a B.S. in Applied Mathematics from Union College and an M.B.A. from Fordham University Graduate School of Business. Mr. Hirshfield brings over 20 years of experience understanding and analyzing public and private companies. He has an expertise in providing operational and investment recommendations as well as providing extensive valuation and credit analysis, which the Board believes qualifies him to serve as a director.

William P. Phelan has served as a director since December 2004. Mr. Phelan is the co-founder and Chief Executive Officer of Bright Hub, Inc., a software company founded in 2005, which focuses on the development of online software for commerce. In May 1999, Mr. Phelan founded OneMade, Inc., an electronic commerce marketplace technology systems and tools provider. Mr. Phelan served as Chief Executive Officer of OneMade, Inc. from May 1999 to May 2004, including for a year after it was sold to, and remained a subsidiary of, America Online. Mr. Phelan serves on the Board of Trustees and is a Finance Committee member and an Investment Committee Chair for Capital District Physician’s Health Plan, Inc. Mr. Phelan also serves on the Board of Trustees and Chairman of the Audit Committee of the Paradigm Mutual Fund Family. He has also held numerous executive positions at Fleet Equity Partners, Cowen & Company, First Albany Corporation, and UHY Advisors Inc., formerly Urbach Kahn & Werlin, PC. Mr. Phelan has a B.A. in Accounting and Finance from Siena College, an M.S. in Taxation from City College of New York, and is a Certified Public Accountant. Mr. Phelan contributes leadership, capital markets experience, strategic insight as well as innovation in technology to the Board, which the Board believes qualifies him to serve as a director. In addition, his accounting expertise makes him well qualified for his service on the Audit Committee.

Matthew E. Lipman has served as a director since October 2016. Since 2004, Mr. Lipman has served as Managing Director of Brookstone Partners, a lower middle market private equity firm based in New York and an affiliate of Brookstone Partners Acquisition XXIV, LLC. Mr. Lipman’s responsibilities at Brookstone Partners include identifying and evaluating investment opportunities, performing transaction due diligence, managing the capital structure of portfolio companies and working with management teams to implement operational and growth strategies. In addition, Mr. Lipman is responsible for executing add-on acquisitions and other portfolio company-related strategic projects. From July 2001 through June 2004, Mr. Lipman was an analyst in the mergers and acquisitions group at UBS Financial Services Inc. responsible for formulating and executing on complex merger, acquisition and financing strategies for Fortune 500 companies in the industrial, consumer products and healthcare sectors. Mr. Lipman currently serves on the Board of Directors of Instone, LLC, Denison Pharmaceuticals, LLC and Capstone Therapeutics Corp. Mr. Lipman has a B.S. in Business Administration from Babson College. Mr. Lipman brings over 16 years of experience working with companies to establish growth strategies and execute acquisitions, is proficient in reading and understanding financial statements, generally accepted accounting principles and internal controls as a direct result of his investment experience evaluating companies for potential investments, the management of financial reporting and capital structure for three portfolio companies, as well as relevant experience in board service, which the Board believes qualifies him to serve as a director. In addition, his experience working with the Chief Financial Officers of portfolio companies to manage and analyze businesses and manage the capital structure of operating companies makes him well qualified for his service on the Audit Committee.

David C. Michaels has served as our Chairman of the Board since January 2017, and as a director since August 2013. Mr. Michaels is the Chief Financial Officer of the American Institute for Economic Research, Inc., an internationally recognized economics research and education organization, and has served in this position since October 2008. Mr. Michaels served as Chief Financial Officer at Starfire Systems, Inc. from December 2006 to September 2008. Mr. Michaels worked at Albany International Corp. from March 1987 to December 2006 as Vice President, Treasury and Tax and Chief Risk Officer. Mr. Michaels also worked at Veeco Instruments from May 1979 to March 1987 in various roles including Controller and Tax Manager. Mr. Michaels is a member of the Board of Directors and Chair of the Audit Committee of Iverson Genetic Diagnostics, Inc. Mr. Michaels also serves as a member of the Board of Governors and Vice President of the Country Club of Troy. Mr. Michaels served as the Chairman of the Board of Directors of Starfire Systems, Inc. from January 2009 through December 2009. Mr. Michaels has a Bachelor of Science degree with dual majors in Accounting and Finance and a minor in Economics from the University at Albany. Mr. Michaels completed graduate-level coursework at the C.W. Post campus of Long Island University. Mr. Michaels also completed the Leadership Institute Program at the Lally School of Management & Technology at Rensselaer Polytechnic Institute. Mr. Michaels contributes more than 30 years of international financial and operating experience in a wide variety of roles in both public and private organizations to the Board, which the Board believes qualifies him to serve as a director. In addition, his accounting expertise makes him well qualified for his service on the Audit Committee and as the Chairman of the Audit Committee since February 2014.

Thomas J. Marusak has served as a director since December 2004. Since 1986, Mr. Marusak has served as President of Comfortex Corporation, a manufacturer of window blinds and specialty shades. He was a member of the Advisory Board of Directors for Key Bank of New York from 1996 through 2004. In 2011, Mr. Marusak was elected to the Board of Directors of the Capital District Physician’s Health Plan, Inc., in Albany, and he also serves on the Finance Committee of such Board. Mr. Marusak received a B.S. in Engineering from Pennsylvania State University and a M.S. in Engineering from Stanford University. Mr. Marusak brings technical development, manufacturing experience, product development and introduction, financial accounting, and human resources expertise to the Board, as well as relevant experience in committee and board service, which the Board believes qualifies him to serve as a director.

Michael Toporek has served as a director since October 2016. Since 2003, Mr. Toporek has served as the Managing General Partner of Brookstone Partners, a lower middle market private equity firm based in New York and an affiliate of Brookstone Partners Acquisition XXIV, LLC. Prior to founding Brookstone Partners in 2003, Mr. Toporek was both an active principal investor and an investment banker. Mr. Toporek began his career in Chemical Bank’s Investment Banking Group, later joined Dillon, Read and Co., which became UBS Warburg Securities Ltd. during his tenure, and SG Cowen and Company. Mr. Toporek currently serves on the Board of Trustees of Harlem Academy and on the Board of Directors of Capstone Therapeutics Corp. Mr. Toporek has a B.A. in Economics and an M.B.A. from the University of Chicago. Mr. Toporek brings strategic and financial expertise to the Board as a result of his experience with Brookstone Partners, which the Board believes qualifies him to serve as a director.

There are no family relationships among any of our directors or executive officers.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board held five meetings during 2017. All directors attended at least 75% of all meetings of the Board and any Committee of which they were a member during 2017. The Board has no formal policy regarding attendance at our annual meeting of stockholders; directors are, however, encouraged, but not required, to attend any meetings of our stockholders. All but one of our directors, at the time of the meeting, attended the 2017 annual meeting of stockholders.

The Board has an Audit Committee, a Governance and Nominating Committee, and a Compensation Committee.

Audit Committee

The Audit Committee consists of Mr. Michaels (Chairman), Mr. Lipman and Mr. Phelan. The Board has determined that the members of the Audit Committee, with the exception of Mr. Lipman, are independent directors as defined under Rule 5605(a)(2) of the listing rules of the Nasdaq Stock Market LLC (“Nasdaq Rules”).

The Audit Committee met four times during 2017. The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, which was adopted by the Board of the Company and is published on our website at https://www.mechtech.com/governance-documents/. The Committee, among other matters, is responsible for the annual appointment of the independent registered public accountants as MTI’s auditors, reviews the arrangements for and the results of the auditors’ examination of our books and records, auditors’ compensation, and assists the Board in its oversight of the reliability and integrity of the Company’s accounting policies, financial statements and financial reporting and disclosure practices, including its system of internal controls, and the establishment and maintenance of processes to assure compliance with all relevant laws, regulations and company policies. The Audit Committee also reviews the adequacy of charter of the Audit Committee and recommends changes to the Board that it considers necessary or appropriate.

Governance and Nominating Committee

Our Board adopted a Governance and Nominating Committee charter, which is published on our website at https://www.mechtech.com/governance-documents/. The Governance and Nominating Committee consists of Mr. Lipman (Chairman), Mr. Michaels and Mr. Phelan. The Board has determined that, with the exception of Mr. Lipman, the members of the Governance and Nominating Committee are independent directors as defined under Rule 5605(a)(2) of the Nasdaq Rules.

The Governance and Nominating Committee met two times during 2017. The role of the Governance and Nominating Committee is to assist the Board by: 1) reviewing, identifying, evaluating and recommending the nomination of Board members; 2) selecting and recommending director candidates to the Board; 3) developing and recommending governance policies of the Company to the Board; 4) addressing governance matters; 5) making recommendations to the Board regarding Board size, composition and criteria; 6) making recommendations to the Board regarding existing Committees and report on the performance and effectiveness of the Committees to the Board; 7) periodically evaluating the performance of the Board; and 8) assisting the Board with other assigned tasks as needed.

In appraising potential director candidates, the Governance and Nominating Committee focuses on desired characteristics and qualifications of candidates, and although there are no stated minimum requirements or qualifications, preferred characteristics include business savvy and experience, concern for the best interests of our stockholders, proven success in the application of skills relating to our areas of business activities, adequate availability to participate actively in the Board’s affairs, high levels of integrity and sensitivity to current business and corporate governance trends and legal requirements and that candidates, when warranted, meet applicable director independence standards. The Governance and Nominating Committee has adopted a formal policy for the consideration of director candidates recommended by stockholders. Individuals recommended by stockholders are evaluated in the same manner as other potential candidates. A stockholder wishing to submit such a recommendation should forward it in writing to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope should include a clear notation that the enclosure is a “Director Nominee Recommendation.” The recommending party should be identified as a stockholder and should provide a brief summary of the recommended candidate’s qualifications, taking into account the desired characteristics and qualifications considered for potential Board members mentioned above.

Compensation Committee

Our Board adopted a Compensation Committee charter, which is published on our website at https://www.mechtech.com/governance-documents/.  The Compensation Committee consists of Mr. Marusak (Chairman), Mr. Hirshfield and Mr. Phelan. The Board has determined that the members of the Compensation Committee are independent directors as defined under Rule 5605(a)(2) of the Nasdaq Rules.

The Compensation Committee met two times during 2017. The Compensation Committee is charged with ensuring that the Company’s compensation programs are aligned with Company goals and are adequately designed to attract, motivate and retain executives and key employees. The role of the Compensation Committee is to assist the Board by: 1) regarding the overall compensation programs, philosophy and practices of the Company, particularly as it relates to its executive officers, key employees and directors; 2) reviewing and evaluating Company objectives and goals regarding our Chief Executive Officer’s compensation; 3) determining the compensation program for members of the Board; 4) developing and overseeing the Chief Executive Officer’s process for evaluating the performance objectives and compensation of executive officers; 5) administering the Company’s equity compensation plans; 6) determining succession planning and management development for the Chief Executive Officer and other executive officers; and 7) assisting the Board with other assigned tasks as needed.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee and, to the extent not expressly reserved to the Compensation Committee by the Board or by applicable law, rule or regulation, to any other committee of directors appointed by it.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant, outside counsel or other advisers as it deems appropriate to perform its duties and responsibilities, including the authority to approve the fees payable to such counsel or advisers and any other terms of retention. The Compensation Committee did not engage any such consultants, counsel or advisers during 2017.

The Compensation Committee administers our executive compensation programs. This Committee is responsible for establishing the policies that govern base salaries, as well as short- and long-term incentives for executive and senior management. Within prescribed option grant ranges and vesting provisions, the Committee has delegated to our Chief Executive Officer and Chief Financial Officer authority to award stock option grants to non-executive personnel upon commencement of employment with us. The Committee considers recommendations made by our Chief Executive Officer and certain other executives when reaching its compensation decisions, including with respect to executive and director compensation. The Committee has approval authority regarding the compensation of the Company’s Chief Executive Officer, as well as the Company’s other executive officers after the review of the Chief Executive Officer’s recommendation and the results of such officer’s performance review.

The Board’s Role in Risk Oversight

The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:

  The Audit Committee has primary responsibility for overseeing the integrity of the Company’s financial reporting risk by reviewing: (i) the Company’s disclosure controls and procedures; (ii) any significant deficiencies in the design or operation of internal controls; (iii) any fraud material or otherwise; (iv) the use of judgments in management’s preparation of the financial statements; and (v) through consultation with Company’s independent registered public accounting firm on the above items. The Board is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

  The Compensation Committee oversees the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Board is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

  The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities. In addition, the Board receives detailed regular reports from the heads of our principal business and corporate functions that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with every regular Board meeting and are discussed, as necessary, at Board meetings. Further, the Board is routinely informed of developments at the Company that could affect our risk profile or other aspects of our business.

We do not believe that the Board’s role in risk oversight has any impact on its leadership structure, as discussed below.

Executive Sessions of Directors

Executive sessions, or meetings of outside (non-management) directors without management present, are held periodically throughout the year. At these executive sessions, the outside directors review, among other things, the criteria upon which the performance of the Chief Executive Officer and other executive officers is based, the performance of the Chief Executive Officer against such criteria, and the compensation of the Chief Executive Officer and other executive officers. Meetings are held from time to time with the Chief Executive Officer to discuss relevant subjects.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant.

David C. Michaels has served as our Chairman of the Board since January 18, 2017 and lead independent director since June 8, 2016, although as long as he remains Chairman of the Board he is not fulfilling any separate duties as lead independent director. Kevin Lynch served as our Chairman of the Board from October 2012 through January 18, 2017 and Chief Executive Officer from May 2013 through January 18, 2017. Upon the resignation of Kevin Lynch on January 18, 2017, our Board appointed Fredrick W. Jones, our current Chief Financial Officer, as President and Chief Executive Officer as well. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow. Our Board felt that adding the role of Chairman to the many roles being filled currently by Frederick W. Jones was too much responsibility for one individual. As such, we have separated the roles of Chief Executive Officer and Chairman of the Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board. We believe that this separation of responsibilities also provides a balanced approach to managing the board of directors and overseeing the company.

In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of directors who are highly qualified and experienced, four of whom are independent directors, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the Board’s three committees – the Audit Committee, the Governance and Nominating Committee, and the Compensation Committee, are comprised of a majority of independent directors.

Board Membership

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, the Governance and Nominating Committee reviews the size and composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. The goal of the Governance and Nominating Committee, and the Board as a whole, is to achieve a Board that, as a whole, provides effective oversight of the management and business of our Company, through the appropriate diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual directors. Important criteria for Board membership include the following:

  Members of the Board should be individuals of high integrity and independence, substantial accomplishments, and have prior or current associations with institutions noted for their excellence.
  Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.
  The background and experience of members of the Board should be in areas important to the operations of the Company such as business, education, finance, government, law, or science.
  The composition of the Board should reflect the benefits of diversity as to gender, ethnic background and experience.

The satisfaction of these criteria is implemented and assessed through ongoing consideration of directors and nominees by the Governance and Nominating Committee and the Board. Based upon these activities and its review of the current composition of the Board, the Committee and the Board believe that these criteria have been satisfied.

In addition, in accordance with the Governance and Nominating Committee Charter, the Committee considers the number of boards of other public companies on which a candidate serves. Moreover, directors are expected to act ethically at all times and adhere to the Company’s Code of Ethics.

The Governance and Nominating Committee and the Board believe that each of the nominees for election at the Annual Meeting brings a strong and unique set of attributes, experiences and skills and provides the Board as a whole with an optimal balance of experience, leadership, competencies, qualifications and skills in areas of importance to our Company. Under “Proposal 1—Election of Directors” above, we provide an overview of the nominees’ principal occupation, business experience and other directorships, together with the key attributes, experience and skills viewed as particularly meaningful in providing value to the Board, our Company and our stockholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of three directors, two of whom qualify as “independent directors” as defined under Rule 5605(a)(2) of the Nasdaq Rules and the applicable rules of the Securities and Exchange Commission (the “SEC”). In addition, the Board has made a determination that Mr. Michaels qualifies as an “audit committee financial expert” as defined in the rules and regulations of the SEC. Mr. Michael’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

In accordance with the Committee’s charter, as published on our website at https://www.mechtech.com/governance-documents/, our management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal control over financial reporting. Our independent registered public accounting firm, UHY LLP (“UHY”), reports directly to the Audit Committee and is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee, among other matters, is responsible for appointing our independent registered public accounting firm, evaluating such independent registered public accounting firm’s qualifications, independence and performance, determining the compensation for such independent registered public accounting firm, and pre-approval of all audit and non-audit services. Additionally, the Audit Committee is responsible for oversight of our accounting and financial reporting processes and audits of our financial statements including the work of the independent registered public accounting firm. The Audit Committee reports to the Board with regard to:

  the scope of the annual audit;

  fees to be paid to the independent registered public accounting firm:

  the performance of our independent registered public accounting firm;

  compliance with accounting and financial policies and financial statement presentation; and

  the procedures and policies relative to the adequacy of internal accounting controls.

The Audit Committee reviewed and discussed with our management and UHY MTI’s 2017 annual consolidated financial statements, including management’s assessment of the effectiveness of our internal control over financial reporting.  Our management has represented to the Audit Committee that MTI’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with UHY the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of our annual consolidated financial statements. The Audit Committee has also discussed the critical accounting policies used in the preparation of our annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that UHY discussed with management, the ramifications of using such alternative treatments and other written communications between UHY and management.

The Audit Committee has received from UHY the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with UHY the firm’s independence. The Audit Committee has also concluded that UHY’s performance of non-audit services is compatible with UHY’s independence.

The Audit Committee also discussed with UHY the overall scope and plans for its audit and has met with UHY, with and without management present, to discuss the results of its audit and the overall quality of our financial reporting. The Audit Committee also discussed with UHY whether there were any audit problems or difficulties, and management’s response.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. This report is provided by the following directors, who constitute the Committee.

Audit Committee:

Mr. David C. Michaels (Chairman)
Mr. Matthew E. Lipman
Mr. William P. Phelan

March 28, 2018

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is currently evaluating proposals from auditing firms and, at this time, no final determination has been made regarding MTI’s independent auditor for fiscal year 2018.

A representative from UHY, our current auditor firm, is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

Accounting Fees

Aggregate fees for professional services rendered by our principal auditors, UHY, for the years ended December 31, 2017 and 2016 are as follows (1):

	Year Ended	Year Ended
	December 31,	December 31,
	2017	2016
Audit Fees	$ 97,600	$ 87,500
Audit Related Fees	—	—
Tax Fees	11,000	10,000
All Other Fees	—	—
Total	$ 108,600	$ 97,500

(1)   The aggregate amounts included in Audit Fees and Tax Fees are classified by the related fiscal periods for the audit of our annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed or to be billed during those fiscal periods.

Audit Fees

The Audit Fees for the fiscal years ended December 31, 2017 and 2016, were for professional services rendered for the audits of our consolidated financial statements included in our annual reports on Form 10-K and review of interim financial information included in our quarterly reports Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees

There were no Audit Related Fees during the fiscal years ended December 31, 2017 and 2016.

Tax Fees

The Tax Fees during the fiscal years ended December 31, 2017 and 2016 were for services related to tax compliance, including the preparation of tax returns and claims for refunds, and tax planning and tax advice, including advice related to proposed transactions.

All Other Fees

There were no All Other Fees during the fiscal years ended December 31, 2017 and 2016.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors’ independence, and has concluded that it is.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to Section 202(a) of the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted the following policies and procedures under which frequently utilized audit and non-audit services are pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to a single committee member or executive officer.

a)       Annual audit, quarterly review and annual tax return services will be pre-approved upon review and acceptance of the tax and audit engagement letters submitted by the independent registered public accountants to the Audit Committee.

b)      Additional audit and non-audit services related to the resolution of accounting issues or the adoption of new accounting standards, audits by tax authorities or reviews of public filings by the SEC must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accounting firm to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

c)       Additional audit and non-audit services related to tax savings strategies, tax issues arising during the preparation of tax returns, tax estimates and tax code interpretations must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accounting firm to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

d)      Additional audit and non-audit services related to the tax and accounting treatments of proposed business transactions must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

e)       Quarterly and annually, a detailed analysis of audit and non-audit services will be provided to and reviewed with the Audit Committee.

All of the 2017 services described under the captions “Audit Fees” and “Tax Fees” were approved by the Audit Committee.

PROPOSAL No. 2

ADVISORY NON-BINDING VOTE ON EXECUTIVE OFFICER COMPENSATION

Executive compensation is an important matter to us and to our stockholders. As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board is seeking advisory (non-binding) stockholder approval on the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.”  We first held this vote at our annual meeting of stockholders held in 2013. At such meeting, consistent with the Board’s recommendation, our stockholders voted to hold the say-on-pay vote on an annual basis; therefore the Board determined that the Company will hold future non-binding advisory votes on the compensation of our named executive officers every year, at least until the next required vote on the frequency of stockholder votes on the compensation of our named executive officers, which would have been in 2019; as we have suspended our Exchange Act reporting obligations, we will not be required to hold say-on-pay votes or the related vote on the frequency of stockholder votes on compensation after this year, unless we once again become subject to Exchange Act reporting obligations.

Our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our strategic goals and success. Under our executive compensation program, our named executive officers receive compensation related to the attainment of financial and other performance measures that, the Board believes, promotes the creation of long-term stockholder value and positions the Company for both near-term and long-term growth and success. Please read “Executive Compensation” for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our named executive officers.

The Compensation Committee bases its executive compensation decisions on our compensation objectives, which include the following:

   aligning management’s incentives with the interests of our stockholders;

  providing competitive compensation to our named executive officers;

  rewarding named executive officers for past performance and motivating them to excel in the future; and

  rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals.

We believe that our existing compensation programs, which include a mix of fixed and performance-based compensation, the terms of long-term incentive awards, as well as the terms of the executive employment agreement with our Chief Executive and Chief Financial Officer,  are all designed to motivate our named executive officers to achieve improved performance, align compensation with performance measures and stockholder interests and enable us to attract, retain and motivate talented executive officers, while at the same time, create a close relationship between performance and compensation. The Compensation Committee and the Board believe that the design of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers by approving the following resolution:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board and may not be construed as overruling a decision by the Board or the Compensation Committee, or create or imply any additional fiduciary duty on the Board or our Directors. It will also not affect any compensation paid or awarded to any executive. Our Board and our Compensation Committee value the opinions of our stockholders, however, and will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers and will evaluate whether any actions are necessary in this regard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

We formalized the process by which we review and approve transactions in which we and one or more related persons participate. We have adopted a written policy requiring that all related person transactions be reported to our executive management and/or Board and approved or ratified by the Governance and Nominating Committee. In completing our review of proposed related person transactions, the Governance and Nominating Committee considers the aggregate value of the transaction, whether the transaction was undertaken in the ordinary course of business, the nature of the relationships involved, and whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

We believe the terms of any transactions with related parties are as fair to us as those obtainable from unaffiliated third parties.

The following is a summary of transactions among related parties that occurred since January 1, 2017, and any ongoing related party relationships:

MeOH Power, Inc.

As of December 31, 2017, the Company owned an aggregate of approximately 47.5% of MeOH Power, Inc.’s outstanding common stock, or 75,049,937 shares. The number of shares of MeOH Power, Inc.’s common stock authorized for issuance is 240,000,000 as of December 31, 2017.

On December 18, 2013, MeOH Power, Inc. and the Company executed a Senior Demand Promissory Note (the “Note”) in the amount of $380 thousand to secure the intercompany amounts due to the Company from MeOH Power, Inc. upon the deconsolidation of MeOH Power, Inc. Interest accrues on the Note at the Prime Rate in effect on the first business day of the month, as published in the Wall Street Journal. At the Company’s option, all or part of the principal and interest due on this Note may be converted to shares of common stock of MeOH Power, Inc. at a rate of $0.07 per share. Interest on the Note began accruing on January 1, 2014. At December 31, 2013, the Company recorded a full allowance against the Note. In 2014, $115 thousand was received from MeOH Power, Inc. in principle and interest and an additional $20 thousand was released from the allowance in advance of a January 2015 payment from MeOH Power, Inc. As of December 31, 2017, $285 thousand of principal and interest are available to convert into shares of common stock of MeOH Power, Inc. Any adjustments to the allowance are recorded as miscellaneous expense during the period incurred.

Legal Services

During the year ended December 31, 2017, the Company paid $10 thousand to Couch White, LLP for legal services associated with contract review. A partner at Couch White, LLP is an immediate family member of one member of the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership of our Common Stock and other equity securities on a Form 3 and report of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us during the most recent fiscal year and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with the Board, or a particular director, may send a letter to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

CODE OF ETHICS

We have adopted a Code of Ethics for employees, officers and directors. A copy of the Code of Ethics is available on our website at https://www.mechtech.com/governance-documents/.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Frederick W. Jones, age 49, was appointed our President and Chief Executive Officer on January 18, 2017, and has also served as our Chief Financial Officer since September 2011. Prior to that, he had served as our Acting Chief Financial Officer since June 2009. In addition, Mr. Jones was appointed our Secretary in June 2009. He was promoted to Vice President of Finance and Operations of MTI Instruments, Inc. (“MTI Instruments”), a wholly-owned subsidiary of the Company, in April 2010, from the Senior Director of Finance and Operations at MTI Instruments, which position he had held since May 2007. Since joining the Company in 1993, Mr. Jones has held a variety of roles at MTI and its subsidiaries, including Staff Accountant, Controller and Director of Finance and Administration. In his current capacity, Mr. Jones supervises the financial reporting, treasury, human resources and risk management for MTI. Prior to his employment with MTI, Mr. Jones served as Controller for both Hobbs Management Corporation and Galesi Management Corporation. Mr. Jones received a Bachelor’s degree in Business Administration and Accounting from Siena College.

Our executive officers hold their respective offices until the regular annual meeting of the Board following the annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

EXECUTIVE COMPENSATION

Compensation Philosophy

The primary objectives of our compensation policies are to attract, retain, motivate, develop, and reward our management team for executing our strategic business plan thereby enhancing stockholder value, while recognizing and rewarding individual and Company performance. These compensation policies include: (i) an overall management compensation program that is competitive with companies of similar size or within our industry; and (ii) long-term incentive compensation in the form of stock-based compensation that is aimed towards encouraging management to continue to focus on stockholder returns.  Our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial, and operational goals, including: establishing and maintaining customer relationships; signing original equipment manufacturer agreements; meeting revenue targets and profit and expense targets; introducing new products; progressing products towards manufacturing; and improving operational efficiency.

We believe that potential equity ownership in our Company is important to provide executive officers with incentives to build value for our stockholders. We believe that equity awards provide executives with a strong link to our short-term and long-term performance while creating an ownership culture to maintain the alignment of interests between our executives and our stockholders. When implemented responsibly, we also believe these equity incentives can function as a powerful executive retention tool.

Our Compensation Committee, consisting entirely of independent directors, administers our compensation plans and policies, including the establishment of policies that govern base salary as well as short-term and long-term incentives for our executive management team.

Summary of Cash and Other Compensation

The following table sets forth the total compensation received for services rendered in all capacities to the Company during the fiscal years ended December 31, 2017 and 2016 by our “named executive officers,” namely Kevin G. Lynch, who served as our Chief Executive Officer during 2016 and until January 18, 2017, and Frederick W. Jones, who served as our Chief Executive and Chief Financial Officer during 2017 and our Chief Financial Officer during 2016.  We had no other executive officers during these years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Kevin G. Lynch	2017	$ 20,679	$ -	$ -	$ 827	$ 21,506
Chief Executive Officer	2016	298,566	39,217	-	10,795	302,424
Frederick W. Jones	2017	182,310	-	70,000	7,292	259,602
Chief Executive, Chief Financial Officer and Secretary	2016	182,228	19,239	21,877	7,289	202,463

(1)    The amounts shown in this column represent the grant date fair values of any stock option awards awarded in each of the past two years. The assumptions we used in calculating these amounts are discussed in Note 11 to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 29, 2018.

(2)    The amounts shown in this column represent accruals made for each executive officer pursuant to the successful completion of certain performance objectives.

(3)    “All Other Compensation” consists of matching contributions to our 401(k) plan.

Base Salary and Cash Incentives of our Former Chief Executive Officer

In January 2016, the Compensation Committee increased Mr. Lynch’s annual base salary to $298,700. Mr. Lynch was eligible for a performance bonus based upon increasing stock value and strategic positioning of the Company. In January 2017, the Compensation Committee determined that based upon established operating performance metrics, Mr. Lynch did not achieve his executive bonus target for 2016, and as such, no executive bonus was paid to Mr. Lynch for 2016.

Base Salary and Cash Incentives of our Chief Executive Officer and Chief Financial Officer

On May 5, 2017, the Company entered into an employment agreement with Mr. Jones to serve as its Chief Executive Officer and Chief Financial Officer. The agreement provides for an initial term ending December 31, 2018, and, unless either party provides written notice that the agreement will not be renewed, is renewed for an additional year on December 31, 2018 and each subsequent December 31; such non-renewal may be for any or for no stated reason.

The agreement provides that Mr. Jones will receive an annual base salary of $182,310 or such higher figure as may be agreed upon from time to time by the Board. Mr. Jones is also eligible to receive an annual bonus in accordance with MTI’s executive bonus program, which is established annually by the Board at its sole discretion, and may also receive, at MTI’s sole discretion, an additional, discretionary bonus in connection with his annual evaluation by the Board. Mr. Jones is also eligible to receive options to purchase MTI’s common stock or other equity awards under MTI’s equity incentive plans in such amounts as may be determined by the Board, and is entitled to such employee benefits, if any, as are generally provided to MTI’s full-time employees.

Under the agreement, Mr. Jones’ employment terminates immediately upon his death. In addition, MTI may terminate Mr. Jones’ employment for Cause or upon his Disability, both as defined in the agreement, and Mr. Jones may terminate his employment for Good Reason, as defined in the agreement. If Mr. Jones’ employment is terminated pursuant to his death or Disability, then he, his beneficiary or his estate, as applicable, will receive a bonus in the amount corresponding to the milestone targets achieved, if any, under MTI’s executive bonus program in effect as of the date of his termination. If MTI terminates Mr. Jones’ employment other than for Cause or Disability or Mr. Jones terminates his employment for Good Reason, then, assuming Mr. Jones has, within 21 days of termination, signed the release agreement attached as an exhibit to the agreement and not revoked such release agreement within seven days thereafter, then Mr. Jones will receive: (i) his then-current base salary for a period of 12 months from the date of termination, regardless of whether he obtains alternative employment; (ii) a bonus in the amount corresponding to the milestone targets achieved, if any, under MTI’s executive bonus program in effect as of the date of his termination; and (iii) if he elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursement of his COBRA premiums for health, dental and optical coverage, for a period of 12 months from the earlier of his date of termination or until he becomes eligible to obtain health insurance coverage elsewhere. If Mr. Jones’ employment is involuntarily terminated other than for Cause or Disability, or he terminates his employment for Good Reason, in anticipation of, in connection with, or during the 12 months following a Change in Control, as defined in the Agreement, then Mr. Jones will receive the payments provided for in (i) and (ii) of the prior sentence.

The agreement also contains non-disparagement, non-solicitation and confidentiality provisions.

In January 2018, the Compensation Committee approved a $70,000 payment for Mr. Jones under our executive bonus program based on the criteria the Board established under this program for 2017. As such, we accrued for Mr. Jones, as of December 31, 2017, a $70,000 payment. This accrual was paid in full during February 2018.

In January 2016, the Compensation Committee increased Mr. Jones’ annual base salary to $182,310. Mr. Jones was eligible for a performance bonus heavily dependent upon the Company achieving profitability in 2016. We accrued for Mr. Jones, as of December 31, 2016, a $21,877 payment under MTI’s executive bonus program. This accrual was paid in full during January 2017.

In addition to base salary compensation, we consider short-term cash incentives to be an important tool in motivating and rewarding near-term performance against established short-term goals. We do not utilize a specific formula, but executive management is eligible for cash awards contingent upon achievement of individual, financial, or Company-wide performance criteria. The criteria are established to ensure that a reasonable portion of an executive’s total annual compensation is performance-based.

We believe that the higher an executive’s level of responsibility, the greater the portion of that executive’s total earnings potential should be tied to the achievement of critical technological, operational and financial goals. We believe this strategy places the desired proportionate level of risk and reward on performance by the Chief Executive Officer and Chief Financial Officer and, when applicable, our other executive officers.

While performance targets are established at levels that are intended to be achievable, we believe that we have structured these incentives so that maximum bonus payouts would require a substantial level of both individual and Company performance.

Long-Term Equity Incentive Compensation

Equity awards typically take the form of stock options, although the Company has the ability to award restricted stock grants under its equity compensation plan. Authority to make equity awards to executive officers rests with our Compensation Committee. In determining the size of awards for new or current executives, we consider the competitive market, strategic plan performance, contribution to future initiatives, benchmarking of comparative equity ownership for executives in comparable positions at similar companies, individual option history, and recommendations of our Chief Executive Officer and Chairman.

We generally base our criteria for performance-based equity awards on one or more of the following long-term measurements:

  procurement and maintenance of original equipment manufacturer alliance/strategic agreements;

  manufacturing readiness;

  financing targets;

  gross revenue and profit goals;

  operating expense improvements; and

  product launches, new product introductions or improvements to existing products or product-intent prototypes.

These performance measurements support various initiatives identified by the Board as critical to our future success, and are either expressed as absolute in terms of success or failure, or will be measured in more qualitative terms.

The timing of all equity awards for our named executive officers have coincided with either employment anniversary dates or our annual meeting dates, or such equity awards are granted at the next scheduled meeting of the Compensation Committee following the completion or assignment of the applicable objectives. We do not time option grants to our executives in coordination with the release of material non-public information, nor do we impose any equity ownership guidelines on our executives.

The following table sets forth certain information regarding the options held and value of each such officer’s unexercised options as of December 31, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2017

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Frederick W. Jones	09/15/2010	9,500	—	0.59	09/15/2020
	07/02/2012	25,000	—	0.29	07/02/2022
	06/12/2013	25,000	—	0.52	06/12/2023
	03/12/2014	18,750	6,250 (1)	1.08	03/12/2024
	03/05/2015	25,000 (2)	—	1.20	03/04/2025
	01/14/2016	26,000 (2)	—	0.78	01/14/2026

Kevin G. Lynch	03/12/2014	50,000 (3)	—	1.08	03/12/2024
	03/05/2015	50,000 (2)	—	1.20	03/04/2025

(1)    The options vest at the rate of 25% on each of the first four anniversaries of the date of the award, with first vest occurring on March 12, 2015, becoming fully exercisable on March 12, 2018.

(2)    Options granted under the Mechanical Technology Incorporated 2014 Equity Incentive Plan were immediately vested on October 21, 2016 in conjunction with the change in control, as defined in the Plan, as a result of the Brookstone Partners Acquisition XXIV, LLC investment.

(3)    On February 2, 2017, the Company and Mr. Lynch entered into a separation agreement (dated February 1, 2017) with respect to his resignation.  The separation agreement provided that all outstanding, unvested Company stock options became fully vested on January 18, 2017, Mr. Lynch’s termination date.

At December 31, 2017, there were no unvested stock awards held by either of our named executive officers.

Equity Awards to Officers

Equity awards were not granted during 2017.

MTI Equity Incentive Plans

As of December 31, 2017, we had three equity compensation plans: 1) the Amended and Restated 2006 Equity Incentive Plan; 2) the Amended and Restated 2012 Equity Incentive Plan; and 3) the 2014 Equity Incentive Plan. The Compensation Committee administers all of our equity compensation plans and has the authority to determine the terms and conditions of the awards granted under equity plans.

2006 Equity Incentive Plan

The 2006 Equity Incentive Plan, or 2006 Plan, was adopted by the Board on March 16, 2006 and approved by our stockholders on May 18, 2006. The 2006 Plan was amended and restated by the Board in 2009 to increase the number of shares of Common Stock issuable under the 2006 Plan from 250,000 shares to 600,000 shares, in 2011 to increase such number of shares issuable under thereunder to 1,200,000, and in 2016 to allow for the award agreement or another agreement entered into between the Company and the award grantee to vary the method of exercise of options issued under the 2006 Plan. The number of shares that could be awarded under the 2006 Plan and any outstanding awards has been adjusted for stock splits and other similar events. In connection with seeking stockholder approval of the 2012 Plan, the Company agreed not to make further awards under the 2006 Plan. As of April 11, 2018, options to purchase 68,500 shares of Common Stock were outstanding under the 2006 Plan, all of which were exercisable, with no shares reserved for future grants under the 2006 Plan.

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

2012 Equity Incentive Plan

The 2012 Equity Incentive Plan, or 2012 Plan, was adopted by the Board on April 14, 2012 and approved by our stockholders on June 14, 2012. The 2012 Plan was amended and restated by the Board effective October 20, 2016 to (i) permit the award agreement or another agreement entered into between the Company and the award grantee to vary the method of exercise of options issued under the 2012 Plan and (ii) permit another agreement entered into between the Company and the award grantee, in addition to the award agreement, to vary the provisions governing expiration of options or other awards under the 2012 Plan following termination of the award recipient’s service with the Company. The 2012 Plan provides an aggregate of 600,000 shares of Common Stock that may be awarded or issued pursuant to the 2012 Plan. The number of shares that may be awarded under the 2012 Plan and awards outstanding may be subject to adjustment on account of any recapitalization, reclassification, stock split, reverse stock split and other dilutive changes in Common Stock. Under the 2012 Plan, the Board is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to employees, officers, directors, consultants and advisors of the Company and its subsidiaries. Incentive stock options may only be granted to employees of the Company and its subsidiaries. As of April 11, 2018, options to purchase 315,570 shares of Common Stock were outstanding under the 2012 Plan, of which 314,570 were exercisable, with 78,235 shares reserved for future grants of equity awards under the 2012 Plan.

2014 Equity Incentive Plan

The 2014 Equity Incentive Plan, or 2014 Plan, was adopted by the Board on March 12, 2014 and approved by our stockholders on June 11, 2014. The 2014 Plan provides an aggregate number of 500,000 shares of Common Stock that may be awarded or issued under the 2014 Plan. The number of shares that may be awarded under the 2014 Plan and awards outstanding may be subject to adjustment on account of any stock dividend, spin-off, stock split, reverse stock split, split-up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination, exchange of shares or the like. Under the 2014 Plan, the Board-appointed administrator of the 2014 Plan is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units, phantom stock, performance awards and other stock-based awards to employees, officers and directors of, and other individuals providing bona fide services to or for, the Company or any affiliate of the Company. Incentive stock options may only be granted to employees of the Company and its subsidiaries. As of April 11, 2018, options to purchase 276,554 shares of Common Stock were outstanding under the 2014 Plan, all of which were exercisable, with 75,446 shares reserved for future grants of equity awards under the 2014 Plan.

Perquisites and Other Benefits

Our executive officers are eligible to participate in similar benefit plans available to all our other employees including medical, dental, vision, group life, disability, accidental death and dismemberment, paid time off, and 401(k) plan benefits.

We also maintain a standard directors and officers liability insurance policy with coverage similar to the coverage typically provided by other small publicly held technology companies.

Severance, Change in Control and Non-Compete Arrangements

The terms of Mr. Jones’ employment agreement that provide for certain payments and other benefits upon his termination of employment, including in conjunction with a change in control, are described above under “—Base Salary and Cash Incentives of our Chief Executive Officer and Chief Financial Officer.

In addition, a change in control will accelerate the vesting of outstanding stock options issued under the 2012 and 2014 Plans; vesting of options outstanding under the 2006 Plan, however, will not be automatically accelerated upon a change in control unless provided for in an employment agreement.

We believe these severance and change in control arrangements are reasonable and mitigate some of the risk that exists for executives working in small technology companies by maintaining employee engagement and encouraging retention in an environment with substantial challenges and changes. This is especially true considering each executive officer has signed a Non-Competition and Non-Solicitation Agreement limiting future opportunities in the event the executive’s employment is terminated for any reason. These agreements specify that the executive will not compete with our businesses for a period of one year following such termination.

Mr. Lynch was not entitled to any post-termination payments or benefits under the terms of his employment arrangement. We entered into a separation agreement with Mr. Lynch, however, as of February 1, 2017, that entitled him to be paid the compensation he was receiving at his termination ($11,488.47 bi-weekly) from his January 19, 2017 termination date through June 30, 2017, as well as reimbursement for COBRA medical insurance coverage through December 31, 2017. Under the terms of this separation agreement, Mr. Lynch was paid $143,030, for compliance with the terms of the separation agreement. The separation agreement also included confidentiality provisions and Mr. Lynch’s release of any claims against the Company and agreement not to bring suit against the Company and its affiliates.

Potential Payments upon Termination

The following table sets forth a breakdown of termination payments and the net realizable value of stock options if Mr. Jones’ employment with MTI Instruments had been terminated without cause and in connection with a change of control as of December 31, 2017. The information assumes a price of $1.01 per share of our Common Stock as of December 31, 2017. Severance payments are made either on a salary continuation basis paid over the severance period or on a lump sum basis payable upon a fixed date subsequent to termination of employment.

Name	Severance Term	Salary	Health & Life Insurance Continuation	Intrinsic Value of Stock Options at Separation	Accrued Vacation	Total Potential Payments
Frederick W. Jones	Twelve months salary & benefits	$182,310	$ -	$ -	$15,952	$198,262

Directors’ Compensation

Directors who are also our employees, if any are not compensated for serving on the Board.

On April 5, 2017, the Compensation Committee authorized non-employee directors to continue to receive cash compensation of $10,000 per year, with additional consideration for the Lead Independent Director of $15,000 per year.

Also on April 5, 2017, the Compensation Committee suspended the practice of granting Board members stock options as a component of their compensation in order to preserve as many stock options as possible for use as a potential incentive to attract executives of a future acquisition company(ies).

Future director compensation will be determined by the Compensation Committee.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2017

Name	Fees Earned or Paid in Cash/Total
Edward R. Hirshfield	$ 10,000
Matthew E. Lipman	10,000
Kevin G. Lynch (1)	3,689
Thomas J. Marusak (2)	10,000
David C. Michaels (3)	13,750
William P. Phelan (4)	10,000
Michael Toporek	10,000

(1)    As of December 31, 2017, Mr. Lynch had 100,000 options outstanding, 100,000 of which were exercisable. Mr. Lynch resigned from the Board effective the close of business on May 31, 2017.

(2)    As of December 31, 2017, Mr. Marusak had 95,000 options outstanding, 91,750 of which were exercisable.

(3)    As of December 31, 2017, Mr. Michaels had 58,500 options outstanding, 55,250 of which were exercisable.

(4)    As of December 31, 2017, Mr. Phelan had 86,000 options outstanding, 82,750 of which were exercisable.

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 11, 2018 by each of our directors and our executive officer and by our executive officer and all of our directors as a group. We have also included information with respect to persons or groups that beneficially own more than 5% of our Common Stock as of April 11, 2018 based on information derived from Schedules 13D filed by such persons or groups.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number (2)	Percent of Class
Executive Officers
Frederick W. Jones (3)	166,168	1.7%

Non-Employee Directors
Edward R. Hirshfield (8)	3,750,000	40.0%
Matthew E. Lipman (8)	100	*
Thomas J. Marusak (4)	189,060	2.0%
David C. Michaels (5)	102,912	1.1%
William P. Phelan (6)	211,000	2.2%
Michael Toporek	—	—
All current directors and executive officers as a group (8 persons) (7)	4,419,240	45.4%

Persons or Groups Holding More than 5% of the Common Stock
Brookstone Partners Acquisition XXIV, LLC (8)	3,750,000	40.0%

*      Less than 1%.

(1)    Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.

(2)    The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 11, 2018, through the exercise of any warrant, stock option or other right. The inclusion in this schedule of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such person that are exercisable within 60 days of April 11, 2018, but excludes shares of Common Stock underlying options held by any other person.

(3)    Includes 135,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 11, 2018.

(4)    Includes 95,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 11, 2018.

(5)    Includes 58,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 11, 2018.

(6)    Includes 86,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 11, 2018.

(7)    Includes 375,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 11, 2018.

(8)    Brookstone Partners Acquisition XXIV, LLC, a Delaware limited liability company ("Brookstone Partners"), BP XXIV Flow, LLC, a Delaware limited liability company ("BP Flow"), BP XXIV Meter, LLC, a Delaware limited liability company ("BP Meter"), Edward R. Hirshfield, Matthew E. Lipman and Michael Toporek (each a "Reporting Person"), jointly filed a Schedule 13D with the SEC on October 27, 2016, reporting that Brookstone Partners, BP Flow, BP Meter and Mr. Hirshfield have shared voting and investment power of the 3,750,000 shares of Common Stock Brookstone Partners purchased from the Company in October 2016, and that Mr. Lipman has sole voting and dispositive power over 100 shares of Common Stock he owns directly. BP Flow is the Managing Member of Brookstone Partners. BP Meter is the Managing Member of BP Flow. Mr. Hirshfield is the Managing Member of BP Meter. By virtue of these relationships, each of BP Flow, BP Meter and Mr. Hirshfield may be deemed to beneficially own the shares of Common Stock directly owned by Brookstone Partners. According to such Schedule 13D, the address of the principal office of each of the Reporting Persons is 122 East 42nd Street, Suite 4305, New York, New York 10168.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report to Stockholders accompanies this Proxy Statement. Our Annual Report to Stockholders for the year ended December 31, 2017, as filed with the SEC, will be promptly delivered to any stockholder, without charge, upon written or oral request. Requests may be made by mail to: Mechanical Technology, Incorporated, ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 218-2550.

STOCKHOLDER PROPOSALS

We did not receive any stockholder proposals for inclusion in this Proxy Statement.

We will not be subject to the proxy rules under the Exchange Act with respect to our annual meeting of stockholders to be held in 2019. With respect to stockholder proposals to be submitted for consideration at the 2019 annual meeting of stockholders, however, if the Company does not receive notice of any such proposal to be presented at the 2019 Annual Meeting of Stockholders on or before March 6, 2019, the proxy or proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

We do not know of any matters that will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting for which we did not receive notice by March 7, 2018, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person voting them.

By Order of the Board of Directors,
/s/ FREDERICK W. JONES
Frederick W. Jones
Secretary

Albany, New York
April 20, 2018

 Appendix A – Proxy Card

ANNUAL MEETING OF STOCKHOLDERS OF

MECHANICAL TECHNOLOGY, INCORPORATED

June 6, 2018

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
 The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.astproxyportal.com/ast/15895/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

 â Please detach along perforated line and mail in the envelope provided. â

        20230000000000001000  9                                    060618

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION OF DIRECTORS:		2. TO APPROVE THE ADVISORY NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE PROXY STATEMENT.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES	NOMINEES: ¡ Edward R. Hirshfield Nominee for three year term
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ William P. Phelan Nominee for three year term

IF THIS PROXY CARD IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED BY THE PERSON NAMED AS PROXY IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, CONTAINED IN THE PROXY STATEMENT.

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and

indicate  your new address  in the address space above. Please note  that             ☐

changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder ______________________       Date: ___________________     Signature of Stockholder ______________________  Date: ___________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2018 ANNUAL MEETING OF STOCKHOLDERS PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy heretofore given to vote such shares, and hereby ratifies and confirms all that said proxies may do by virtue hereof.

The undersigned hereby appoints Mr. Rick Jones as proxy to vote all the stock of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of the Stockholders of Mechanical Technology, Incorporated, to be held at 4 Pine West Plaza, Albany, New York 12205 at 10:00 a.m., local time, on Wednesday, June 6, 2018, or any adjournment thereof, as follows:

(Continued and to be signed on the reverse side.)

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